Exhibit 24.4


                    Consent of Independent Public Accountants


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form SB-2) and related Prospectus of BCAM International, Inc. for the registration of 2,904,636 shares of its common stock and to the inclusion therein of our report dated September 26, 1997 with respect to the financial statements of Drew Shoe Corporation, as of December 31, 1996 and for the years ended December 31, 1996 and 1995.


                                                        /s/ J. H. Cohn LLP


Roseland, New Jersey
December 30, 1997



                                      24.4